Exhibit 10.2

       SEABOARD CORPORATION EXECUTIVE RETIREMENT PLAN TRUST


      THIS AGREEMENT made this 5th day of  November, 2004, by and between Seaboard Corporation (the "Company") as the settlor,  and
Robert   L.   Steer    as     the    trustee   (the   "Trustee");

     WHEREAS, the Company desires to retain certain valued executives in its employment and reward such executives for their contributions to the achievement of Company goals and objectives over a period of years; and

     WHEREAS, in furtherance of this objective the Company adopted the Seaboard Corporation Executive Retirement Plan (the "Plan") for the benefit of certain executives selected from time to time for participation in the Plan ("Executive" or "Executives"); and

     WHEREAS, the Company wishes to hereby establish a trust (the "Trust") and to contribute to the Trust assets that will be held therein, subject to the claims of the Company's creditors in the event the Company is "Insolvent," as herein defined, until such time, if any, that amounts are paid to Executives and their beneficiaries under the Plan; and

     WHEREAS, the Plan is not an employee benefit plan within the meaning of the Employee Retirement Income Security Act of ERISA;
and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan; and

     WHEREAS, the Trustee desires to accept the Trust and to act as the Trustee hereunder;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment of Trust.

     (a) The Company, in its sole discretion, will transfer to the Trustee cash or other property acceptable to the Trustee which shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b)   The  Trust shall be known as the "Seaboard Corporation
Executive Retirement Plan Trust."

     (c)  The Trust hereby established shall be irrevocable.

     (d) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

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     (e)  The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Executives and their beneficiaries and general creditors of the Company as herein set forth. Executives and their beneficiaries shall have no  preferred claim on, or any beneficial ownership interest  in, any  assets of the Trust.  Any rights created under the Plan  and this  Trust Agreement shall be mere unsecured contractual  rights
of  Executives  and  their beneficiaries  against  Company.   Any
assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event the Company is "Insolvent," as defined in Section 3(a).

     (f) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Executive or beneficiary shall have any right to compel such additional deposits except to the extent provided by separate written agreement.

     Section 2.  Payments to Executives and Their Beneficiaries.

     (a) At the time any amount or amounts become payable to an Executive or the Executive's beneficiary (collectively referred to in this Section 2 as the "Payee") under the Plan, the Company shall advise the Trustee in writing of (i) the total amount of such payment to be made to the Payee under the Plan, (ii) the date  such  payment  is to be made to the Payee,  and  (iii)  the amount of such payment that will be paid by the Company. The Trustee will pay to the Payee the amount of any such payment not paid by the Company; provided, however, in no event shall the amount of such payment made by the Trustee to the Payee exceed the Trust's percentage (as determined under Section 2(d)) of the total such payment; and provided, further, that any payment made by the Trustee shall be subject to withholding as provided in the following sentence. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to amounts payable by the Trustee under this Section 2, and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (b) The entitlement of a Payee to payments under the Plan shall be determined by the party authorized to make such determination under the provisions of the Plan.

     (c) If the principal of the Trust, and any earnings thereon, are not sufficient to make any payment otherwise to be made by the Trustee under Section 2(a), then the Company shall pay the balance of each such payment. The Trustee shall notify the Company where principal and earnings are not sufficient.

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     (d)  As of the last day of each year, an actuary selected by the
Company shall determine (applying the method described in Section 2(e)) the amount of assets as of such date that would be necessary to fully fund all of the vested accrued benefits under
the  Plan.   The actuary shall advise the Trustee in  writing  of
this dollar amount. The Trustee shall then determine the Trust's percentage for purposes of Section 2(a) by dividing the value of the assets held in the Trust as of such last day of the year by this dollar amount provided by the actuary; provided, however, in no event shall the Trust's percentage exceed 100%. The Trust's percentage determined as of the last day of a year shall apply for purposes of any payments to be made under Section 2(a) by the Trustee to a Payee during the period beginning on the first day of the next year and ending on the last day of such next year.

     (e) The amount of assets that will fully fund all of the vested accrued benefits under the Plan as of the last day of a year for purposes of determining the Trust's percentage under Section 2(d) shall be the greater of (i) the total amount needed to fully fund the projected benefit obligation for each vested Executive as defined by Statement of Financial Accounting Standards #87 (FAS
87) and based on the actuarial assumptions used by the Seaboard Corporation for purposes of the required disclosures for the Plan under FAS 87 as of such end of year measurement date, or (ii) the total amount that would be needed to pay in a lump sum payment to each vested Executive as of such last day the value of such
Executive's   accrued  benefit  calculated  applying   the   same
assumptions that would be used for purposes of calculating a lump sum payment under the Plan (whether or not the Executive is then entitled to a lump sum payment under the Plan).

     Section  3.   Trustee Responsibility Regarding  Payments  to
Trust Beneficiary When Company Is Insolvent.

     (a) The Trustee shall cease payments under the terms of the Plan if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in Section 1(e), the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (1) The Board of Directors of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee may engage an advisor to determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payments to Executives or their beneficiaries.

          (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or

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     has received notice from the Company or a person
     claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (3) If at any time the Trustee or its advisor has determined that the Company is Insolvent, the Trustee shall discontinue payments to Executives or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Executives or their beneficiaries to pursue their rights as general creditors of the Company with respect to payments due under the Plan or otherwise.

          (4) The Trustee shall resume payment under the Plan in accordance with Section 2 only after the Trustee or its advisor has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues payments under the Plan from the Trust pursuant to
Section 3(b) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Executives or their beneficiaries under Section 2 for the period of such discontinuance, less the aggregate amount of any payments made to Executives or their beneficiaries by the Company in lieu of the payments provided for under Section 2 during any such period of discontinuance.

     Section 4.  Investment Substitution Rights.

     The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust; provided, however, any assets so substituted must have a readily ascertainable fair market value and may not consist of any type of equity interest in, or any debt issued by, the Company or any affiliate of the Company or any entity related to the Company. This right to substitute assets is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     Section 5.  Disposition of Income.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

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     Section 6.  Accounting by Trustee.

     The Trustee shall keep separate accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Unless waived by the Company, within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall cause to be delivered to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 7.  Responsibility of Trustee.

    (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

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     (e)   The Trustee shall have, without exclusion, all  powers
conferred   on  Trustees  by  applicable  law,  unless  expressly
provided  otherwise  herein,  provided,  however,  that   if   an
insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within
the   meaning   of  section  301.7701-2  of  the  Procedure   and
Administrative Regulations promulgated pursuant to  the  Internal
Revenue Code.

     Section 8.  Compensation and Expenses of Trustee.

     The  Company shall pay all administrative and Trustee's fees
and  expenses.   If not so paid, the fees and expenses  shall  be
paid from the Trust.

     Section 9.  Resignation and Removal of Trustee.

     (a) The Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

     (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall be promptly transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends such time limit.

     (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this
Section.   If no such appointment has been made, the Trustee  may
apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

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     Section 10.  Appointment of Successor Trustee.

     (a)  If the Trustee resigns or is removed in accordance with
Section 9(a) or Section 9(b), the Company may appoint any individual or bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 7(a). The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 11.  Indemnification of Trustee.

     If the Trustee is one or more individuals, the Company shall indemnify and hold harmless the Trustee from and against all claims, liabilities, and damages, and all expenses reasonably incurred by the Trustee (including reasonable attorney fees) which arise as a result of the Trustee's action or failure to act hereunder unless such action or failure to act is due to the Trustee's gross negligence or willful misconduct. If the Trustee is a corporate trustee, the Company shall indemnify the Trustee against any and all claims, liabilities, and damages, and all expenses reasonable incurred (including reasonable attorney fees) which arise as a result of the Trustee's action or failure to act hereunder if such action or failure to act is a direct result of a direction or absence of direction by the Company or any other party to the extent such direction or absence of direction is authorized or required hereunder.

     Section 12.  Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which Executives and their beneficiaries are no longer entitled to payments pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

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     Section 13.  Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Amounts payable to Executives and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

     Section 14.  Effective Date.

     The effective date of this Trust Agreement shall be the day and year first above written.

     IN WITNESS WHEREOF, this Trust Agreement has been duly executed by Company and Trustee the day and year first above written.

                           SEABOARD CORPORATION


                           By: /s/ H. Harry Bresky
                               H. Harry Bresky, President

                                                          Company




                               /s/ Robert L. Steer
                               Robert L. Steer

                                                         Trustee

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